UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2010

COOPER-STANDARD HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-123708	20-1945088
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39550 Orchard Hill Place Drive Novi, Michigan		48375
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 596-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, Edward A. Hasler notified Cooper-Standard Holdings Inc. (the “Company”) that he would be retiring from his position as President of the Company, effective July 1, 2011.

On December 13, 2010, the Board of Directors of the Company appointed Keith D. Stephenson, age 50, to the position of Chief Operating Officer of the Company, effective immediately. Mr. Stephenson had served as President of the Company’s International Division since March 2009. He served as the Company’s President, Global Body & Chassis Systems, from June 2007 to March 2009. Previously, Mr. Stephenson was Chief Development Officer at Boler Company from January 2004 until October 2006. From 1985 to January 2004, he held various senior positions at Hendrickson, a division of Boler Company, including President of International Operations, Senior Vice President of Global Business Operations and President of the Truck Systems Group. Information regarding material changes, if any, to Mr. Stephenson’s compensatory arrangement with the Company as a result of his appointment to Chief Operating Officer will be disclosed in an amendment to this Form 8-K.

On December 15, 2010, the Company issued a press release regarding the appointment of Mr. Stephenson as Chief Operating Officer and the resignation of Mr. Hasler. The press release is incorporated herein by reference and is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper-Standard Holdings Inc.

December 15, 2010	By:	/s/ Timothy W. Hefferon
	Name:	Timothy W. Hefferon
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated December 15, 2010